Exhibit 3.1.22

CERTIFICATE OF INCORPORATION

OF

KRD ACQUISITION CORP.

A Delaware Corporation

FIRST: The name of the Corporation is KRD Acquisition Corp.

SECOND: The address of the Corporation’s registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Stare of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act for which, a corporation may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Forty Million (240,000,000) shares of common stock, one cent ($.01) par value per share.

FIFTH: The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot unless and to the extent provided in the Bylaws of the Corporation.

SIXTH: The name and mailing address of the incorporator is:

Barbara M. Lange

400 Sansome Street

Sat Francisco, CA 94111

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv), for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The rights and authority conferred is this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated arc true, and accordingly have hereunto set my hand this 19th day of June, 2002.

/s/ Barbara M. Lange
Incorporator

CORRECTED CERTIFICATE OF

of

KRD ACQUISITION CORP.

The undersigned hereby certifies:

1. The name of the Corporation is KRD Acquisition Corp.

2. The Corporation was incorporated in the State of Delaware on June 19, 2002.

3. The Certificate of Incorporation which was filed in the Office of the Delaware Secretary of State on June 19, 2002 requires correction as permitted by Section 103 of the Delaware General Corporation Law, in that the number of shares of stock which the Corporation is authorized to issue is incorrectly stated.

4. The document in corrected form is attached hereto as Exhibit A.

1N WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Incorporation this 20th Day of June, 2002.

/s/ Barbara M. Lange
Barbara M. Lange, Incorporator

CERTIFICATE OF INCORPORATION

OF

KRD ACQUISITION CORP.

A Delaware Corporation

FIRST: The name of the Corporation is KRD Acquisition Corp.

SECOND: The address of the Corporation’s registered office is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act for which a corporation may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock, one cent ($.01) par value per share.

FIFTH: The Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot unless and to the extent provided in the Bylaws of the Corporation.

SIXTH: The name and mailing address of the incorporator is:

Barbara M. Lange

400 Sansome Street

San Francisco, CA 94111

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv), for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The rights and authority conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of June, 2002.

/s/ Barbara M. Lange
Incorporator

CERTIFICATE OF MERGER

OF

KNIGHT RIDDER DIGITAL

WITH AND INTO

KRD ACQUISITION CORP.

Pursuant to Section 251 of the

Delaware General Corporation Law

KRD Acquisition Corp., a Delaware corporation, does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
KRD Acquisition Corp.	Delaware
Knight Ridder Digital	Delaware

2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation of the merger is KRD Acquisition Corp., a Delaware corporation.

4. The certificate of incorporation of KRD Acquisition Corp., which is surviving the merger, shall be the certificate of incorporation of the surviving corporation and Article FIRST of such certificate of incorporation shall be amended to state that the name of the surviving corporation is “Knight Ridder Digital.”

5. The executed agreement and plan of merger is on file at an office of the surviving corporation. The address of the office of the surviving corporation at which the agreement of merger is filed is 50 West San Fernando Street, San Jose, CA 95113.

6. A copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

7. This Certificate of Merger shall be effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, KRD Acquisition Corp. has caused this Certificate of Merger to be executed in its corporate name as of the 20th day of June 2002.

KRD ACQUISITION CORP.

By:	/s/ Adrienne Lilly
Name:	/s/ ADRIENNE LILLY
Title:	/s/ ASSISTANT SECRETARY

CERTIFICATE

The undersigned, Assistant Secretary of Knight Ridder Digital and KRD Acquisition Corp. hereby provides the following certification in accordance with Delaware Corporations Code Section 102:

The surviving corporation of the merger of Knight Ridder Digital with and into KRD Acquisition Corp., which surviving corporation by amendment of its Certificate of Incorporation in the Certificate of Merger to change its name is now named Knight Ridder Digital, has assets which total more than $10,000,000.

By:	/s/ Adrienne Lilly
Name:	/s/ ADRIENNE LILLY
Title:	/s/ ASSISTANT SECRETARY

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

KNIGHT RIDDER DIGITAL

Knight Ridder Digital, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is Knight Ridder Digital. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 19, 2002, as corrected on June 20, 2002.

B. This Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

C. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment amends the provisions of the corporation’s Certificate of Incorporation as set forth herein.

D. Article First of the corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is McClatchy Interactive West.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by Karole Morgan-Prager, its Secretary, effective as of December 8, 2006.

By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Secretary